Exhibit 99.1

FOR RELEASE:	July 24, 2006

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS RECORD EARNINGS FOR SECOND QUARTER OF 2006

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC:BB “WFSC”) reported consolidated net income of $466 thousand for the three months ended June 30, 2006 compared to $212 thousand for the comparable period in 2005 - an increase of 121%. On a per share basis, earnings for the three-month periods of 2006 and 2005 were $.26 vs. $.12 per diluted share - an increase of 117%. For the six-month ended June 30, 2006, net income totaled $850 thousand compared to $309 thousand for the comparable period in 2005 - an increase of 175%. On a per share basis, earnings for the six-month periods of 2006 and 2005 were $.47 vs. $.17 per diluted share - an increase of 176%. The increase in earnings resulted from growth in net earning assets, improved asset quality and a stronger net interest margin.

At June 30, 2006, consolidated assets totaled $147.3 million - a 9% increase over June 30, 2005. Asset growth was realized in loans, which increased 25% to $110.7 million, and investments, which increased 7% to $25.7 million. At June 30, 2006, the Company’s allowance for loans represented 1.65% of outstanding loans. Deposits reflected 7% growth to $125.1 million at June 30, 2006 compared to the prior year. Shareholders’ equity increased 12.0% over June 30, 2005 to $11.3 million at June 30, 2006.

Return on assets was 1.32% compared to .64%, and return on equity was 16.64% compared to 8.59% for the three-month periods ended June 30, 2006 and 2005, respectively. For the six-month periods ended June 30, 2006 and 2005, respectively, return on assets was 1.22% compared to .48%, and return on equity was 15.46% compared to 6.32%.

G. Gordon Greenwood, President and Chief Executive Officer, elaborated on earnings. “Record earnings were largely attributable to improved asset quality, a healthy demand for loans and a stronger net interest margin, all of which reflect our actions in providing unforgettable service through Bank of Asheville and our partners at Bank of Asheville Mortgage, White Oak Financial and Alta Vista Wealth Management,” stated Greenwood.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville. Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust, and 50% interest in Bank of Asheville Mortgage Company, LLC, a mortgage broker. The bank operates 4 full-service banking offices in Buncombe County, North Carolina - Downtown Asheville, Candler, Leicester and South Asheville; a new office in Reynolds is expected to open within 60 days. Bank of Asheville Mortgage Company, LLC operates four offices -- Downtown Asheville, South Asheville, Hendersonville and Waynesville.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2005	% change	2006	2005	% change
Consolidated earning summary:
Interest income	$2,681,234	$1,835,363	46.1%	$5,072,066	$3,512,743	44.4%
Interest expense	967,215	628,555	53.9%	1,836,872	1,110,854	65.4%
Net interest income	1,714,019	1,206,808	42.0%	3,235,194	2,401,889	34.7%
Provision for loan losses	61,600	112,650	-45.3%	152,450	353,155	-56.8%
Net interest income after
provision for loan losses	1,652,419	1,094,158	51.0%	3,082,744	2,048,734	50.5%
Other income	258,301	376,647	-31.4%	532,315	713,122	-25.4%
Other expenses	1,193,891	1,136,410	5.1%	2,308,391	2,273,871	1.5%
Income before taxes	716,829	334,395	114.4%	1,306,668	487,985	167.8%
Income taxes	250,417	122,880	103.8%	457,067	178,945	155.4%
Net income	$466,412	$211,515	120.5%	$849,601	$309,040	174.9%
Earnings per share - Basic*	$0.28	$0.13	115.4%	$0.51	$0.18	183.3%
Earnings per share - Diluted*	0.26	0.12	116.7%	0.47	0.17	176.5%
Average Shares - Basic*	1,681,290	1,680,090	0.1%	1,681,290	1,679,672	0.1%
Average Shares - Diluted*	1,819,568	1,788,364	1.7%	1,814,055	1,792,547	1.2%
Consolidated balance sheet data:
Total Assets				$147,330,128	$135,671,222	8.6%
Total Deposits				125,086,835	116,673,879	7.2%
Loans (gross)				110,747,031	88,713,000	24.8%
Investments				25,726,073	22,857,961	12.6%
Shareholders' Equity				11,293,784	10,054,098	12.3%
Consolidated average balance sheet data:
Total Assets	$141,740,816	$133,117,217	6.5%	$140,274,917	$129,713,655	8.1%
Total Deposits	120,331,869	112,606,334	6.9%	118,605,264	110,926,860	6.9%
Loans (gross)	106,232,569	88,598,406	19.9%	104,194,789	88,164,131	18.2%
Investments	26,993,665	22,548,527	19.7%	27,132,893	22,727,684	19.4%
Shareholders' Equity	11,239,611	9,877,796	13.8%	11,084,015	9,863,227	12.4%
Consolidated performance ratios:
Return on average assets**	1.32%	0.64%		1.22%	0.48%
Return on average equity**	16.64%	8.59%		15.46%	6.32%
Capital to Assets	7.93%	7.42%		7.90%	7.60%
Consolidated asset quality data and ratios:
Nonaccruing loans				$1,131,397	$2,299,925	-50.8%
Accruing loans 90 days past due				-	-	-
Nonperforming loans				1,131,397	2,299,925	-50.8%
Foreclosed properties				142,000	165,077	-14.0%
Nonperforming assets				1,273,397	2,465,002	-48.3%
Allowance for loan losses				1,830,113	1,685,627	8.6%
Loans charged off				117,086	299,553	-60.9%
Recoveries of loans charged off				34,372	23,659	45.3%
Net loan charge-offs				82,714	275,894	-70.0%
Net charge-offs to average loans**				0.16%	0.63%	-74.6%
Nonperforming loans to total assets				0.77%	1.70%	-54.7%
Allowance coverage of nonperforming loans				161.76%	73.29%	120.7%
Allowance for loan losses to gross loans				1.65%	1.90%	-13.0%
*The share and per share amounts have been adjusted to reflect the 6 for 5 stock split in May 2006 and January 2005.
**Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	June 30,
	2006	2006	2005	2005	2005
Consolidated earning summary:
Interest income	$2,681,234	$2,390,832	$2,183,793	$2,029,918	$1,835,363
Interest expense	967,215	869,657	743,979	683,650	628,555
Net interest income	1,714,019	1,521,175	1,439,814	1,346,268	1,206,808
Provision for loan losses	61,600	90,850	65,500	47,615	112,650
Net interest income after provision for loan loss	1,652,419	1,430,325	1,374,314	1,298,653	1,094,158
Other income	258,301	274,014	302,234	416,530	376,647
Other expenses	1,193,891	1,114,500	1,091,754	1,099,186	1,136,410
Income before taxes	716,829	589,839	584,794	615,997	334,395
Income taxes	250,417	206,650	202,515	228,565	122,880
Net income	$466,412	$383,189	$382,279	$387,432	$211,515
Earnings per share - Basic*	$0.28	$0.23	$0.23	$0.23	$0.13
Earnings per share - Diluted*	0.26	0.21	0.22	0.22	0.12
Average Shares - Basic*	1,681,290	1,681,290	1,680,429	1,680,090	1,680,090
Average Shares - Diluted*	1,819,568	1,806,700	1,784,327	1,785,881	1,788,364
Consolidated balance sheet data:
Total Assets	$147,330,128	$144,290,002	$138,753,535	$137,033,102	$135,671,222
Total Deposits	125,086,835	124,087,200	119,112,899	117,523,416	116,673,879
Loans (gross)	110,747,031	105,453,650	100,493,602	94,351,450	88,713,000
Investments	25,726,073	26,512,936	27,824,748	28,292,171	22,857,961
Shareholders' Equity	11,293,784	10,978,270	10,596,543	10,355,353	10,054,098
Consolidated average balance sheet data:
Total Assets	$141,740,816	$138,775,727	$134,188,336	$136,092,548	$133,117,217
Total Deposits	120,331,869	116,849,318	114,283,139	116,804,512	112,606,334
Loans (gross)	106,232,569	102,134,367	96,187,785	89,781,775	88,598,406
Investments	26,993,665	26,700,426	27,158,388	26,302,545	22,548,527
Shareholders' Equity	11,239,611	10,926,691	10,513,514	10,210,380	9,877,796
Consolidated performance ratios:
Return on average assets**	1.32%	1.12%	1.13%	1.13%	0.64%
Return on average equity**	16.64%	14.22%	14.43%	15.05%	8.59%
Capital to Assets	7.93%	7.87%	7.83%	7.50%	7.42%
Consolidated asset quality data and ratios:
Nonaccruing loans	$1,131,397	$1,854,149	$1,754,653	$1,780,362	$2,299,925
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	1,131,397	1,854,149	1,754,653	1,780,362	2,299,925
Foreclosed properties	142,000	139,750	127,000	161,077	165,077
Nonperforming assets	1,273,397	1,993,899	1,881,653	1,941,439	2,465,002
Allowance for loan losses	1,830,113	1,844,887	1,760,377	1,696,361	1,685,627
Loans charged off	92,632	24,454	27,132	43,161	96,460
Recoveries of loans charged off	16,258	18,114	25,648	6,280	14,277
Net loan charge-offs	76,374	6,340	1,484	36,881	82,183
Net charge-offs to average loans**	0.29%	0.03%	0.01%	0.16%	0.37%
Nonperforming loans to total assets	0.77%	1.29%	1.26%	1.30%	1.70%
Allowance coverage of nonperforming loans	161.76%	99.50%	100.33%	95.28%	73.29%
Allowance for loan losses to gross loans	1.65%	1.75%	1.75%	1.80%	1.90%

*The share and per share amounts have been adjusted to reflect the 6 for 5 stock splits in May 2006 and January 2005.
** Annualized based on number of days in the period.

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